Exhibit 99.1

Hyperfine Announces Pricing of $17.5 Million Public Offering

GUILFORD, CT., October 16, 2025 — Hyperfine, Inc. (Nasdaq: HYPR) (“Hyperfine” or the “Company”) today announced it has priced its previously announced underwritten public offering of 14,000,000 shares of the Company’s Class A common stock at a public offering price of $1.25 per share. All of the shares in the offering are being sold by Hyperfine. In addition, Hyperfine has granted the underwriter a 30-day option to purchase up to 2,100,000 shares of Class A common stock, which equals 15% of the total number of shares of Class A common stock to be sold in the offering, at the public offering price, less underwriting discounts and commissions. The gross proceeds to Hyperfine from the offering are expected to be approximately $17.5 million, before deducting underwriting discounts and commissions and other offering expenses payable by Hyperfine. The offering is expected to close on or about October 17, 2025, subject to the satisfaction of customary closing conditions.

Lake Street Capital Markets, LLC is acting as the sole book-runner for the offering.

Hyperfine intends to use the proceeds from the offering for working capital and general corporate purposes, including commercial, manufacturing, and research and development activities.

The securities are being offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-275449) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2023 and declared effective by the SEC on November 22, 2023. The offering of such securities is being made only by means of a prospectus supplement that forms a part of the registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on October 15, 2025. Copies of the final prospectus supplement and accompanying base prospectus will be filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov. When available, electronic copies of the final prospectus supplement and the accompanying base prospectus may also be obtained from Lake Street Capital Markets, LLC at 121 South Eighth Street, Suite 1000, Minneapolis, MN 55402, or e-mail at prospectus@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Hyperfine, Inc.

Hyperfine is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first FDA-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. The Hyperfine logo, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the offering and the anticipated use of proceeds therefrom. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in market, economic, business, competitive or regulatory factors, and other risks and uncertainties, including those set forth in the Company’s filings with the SEC, including in the final prospectus supplement related to the offering, to be filed with the SEC, the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and August 13, 2025, respectively, and in other filings the Company makes with the SEC from time to time. The Company cautions readers that these statements are not exclusive and that readers should not place undue reliance upon any forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts

Media Contact

Devin Zell

Hyperfine

dzell@hyperfine.io

Investor Contact

Webb Campbell

Gilmartin Group LLC

webb@gilmartinir.com